Exhibit 99.1

Media Contacts: Doug Fitzgerald, Executive Vice President Communications Tel: 630-322-6830 E-mail: doug.fitzgerald@rrd.com

Investor Contact: Dan Leib, Senior Vice President, Treasurer Tel: 312-326-7710 E-mail: dan.leib@rrd.com

RR DONNELLEY PRE-RELEASES EXPECTED SECOND-QUARTER 2008 EARNINGS AND REAFFIRMS FULL-YEAR 2008 GUIDANCE

•	Expects second-quarter 2008 GAAP earnings per diluted share from continuing operations of at least $0.67

•	Expects second-quarter 2008 non-GAAP earnings per diluted share from continuing operations of at least $0.72

•	Reaffirms full-year 2008 non-GAAP earnings per diluted share from continuing operations guidance of $3.08 to $3.15

•	Will release second-quarter 2008 results on August 6 before the market opens and host a conference call at 10:00 am eastern time on the same day

CHICAGO – July 16, 2008 – R.R. Donnelley & Sons Company (NYSE:RRD) announced today that it expects its second-quarter 2008 earnings per diluted share from continuing operations to be at least $0.67 on a GAAP basis and, excluding restructuring and impairment charges (net of tax), to be at least $0.72 on a non-GAAP basis, on an average fully diluted share base of approximately 213 million in the quarter. Second-quarter 2008 revenue is expected to be approximately $2.9 billion while the tax rate (GAAP and non-GAAP) is expected to be approximately 34%. In addition, the Company reaffirmed its full-year 2008 non-GAAP earnings per diluted share from continuing operations guidance of $3.08 to $3.15.

“We are pleased with our expected second-quarter results in the context of challenging global economic conditions,” said Thomas J. Quinlan III, RR Donnelley’s President and Chief Executive Officer. “We continue to benefit from the scale of our platform, the breadth of our product and service offerings, the diverse range of customers we serve, and our focus on cost compression. We look forward to speaking with you on August 6 when we report our final second-quarter financial results.”

In the second quarter of 2008, non-GAAP net earnings from continuing operations exclude restructuring and impairment charges (net of tax). A reconciliation of GAAP net earnings per fully diluted share to non-GAAP net earnings per fully diluted share for these adjustments is presented in the attached table. For the full year of 2008, GAAP net earnings per diluted share from continuing operations may include restructuring and impairment charges, the resolution of certain tax items and other items that are not currently determinable, but may be significant. For that reason, the company is unable to provide full-year GAAP net earnings estimates at this time.

The company believes that non-GAAP earnings per diluted share is useful because that information is an appropriate measure for evaluating the company’s operating performance. Internally, the company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to this indicator. This measure should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

RR DONNELLEY PRE-RELEASES EXPECTED SECOND-QUARTER 2008 EARNINGS AND REAFFIRMS FULL-

YEAR 2008 GUIDANCE

Conference Call Details

RR Donnelley will host a conference call and simultaneous webcast to discuss its second-quarter results on Wednesday, August 6, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The live webcast will be accessible on RR Donnelley’s web site: www.rrdonnelley.com. Individuals wishing to participate can join the conference call by dialing 706.634.1139. A webcast replay will be archived on the Company’s web site for 30 days after the call. In addition, a telephonic replay of the call will be available for seven days at 706.645.9291, passcode 55582190.

About RR Donnelley

RR Donnelley (NYSE: RRD) is the world’s premier full-service provider of print and related services, including business process outsourcing. Founded more than 140 years ago, the company provides products and solutions in commercial printing, direct mail, financial printing, print fulfillment, labels, forms, logistics, call centers, transactional print-and-mail, print management, online services, digital photography, color services, and content and database management to customers in the publishing, healthcare, advertising, retail, technology, financial services and many other industries. The largest companies in the world and others rely on RR Donnelley’s scale, scope and insight through a comprehensive range of online tools, variable printing services and market-specific solutions.

Use of Forward-Looking Statements

This news release may contain “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Readers are strongly encouraged to read the full cautionary statements contained in RR Donnelley’s filings with the SEC. RR Donnelley disclaims any obligation to update or revise any forward-looking statements.

RR DONNELLEY PRE-RELEASES EXPECTED SECOND-QUARTER 2008 EARNINGS AND REAFFIRMS FULL-

YEAR 2008 GUIDANCE

R.R. Donnelley & Sons Company

Reconciliation of GAAP to Non-GAAP Expected Net Earnings Per Diluted Share

(UNAUDITED)

		Expected net earnings per diluted share
GAAP basis measure	at least	$0.67
Non-GAAP adjustments:
Restructuring and impairment charges (1)		0.05
Net income (loss) from discontinued operations		—

Total Non-GAAP adjustments		0.05

Non-GAAP measure	at least	$0.72

(1)	Expected restructuring and impairment charges include employee termination costs resulting from the reorganization of certain operations and the exiting of certain business activities, lease termination costs and other facility closing costs, and charges related to the impairment of long-lived assets.

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